Exhibit 99.1

Sarepta Reports Preliminary* Fourth Quarter and Full-Year 2025 Net Product Revenues

•
Preliminary total net product revenue of $369.6 million for the fourth quarter and $1.86 billion for full-year 2025
•
Preliminary ELEVIDYS net product revenue totaled $110.4 million for the fourth quarter and $898.7 million for full-year 2025
•
Preliminary PMO net product revenues totaled $259.2 million for the fourth quarter and $965.6 million for full-year 2025
•
Preliminary year-end 2025 cash, cash equivalents, restricted cash and investments balance of approximately $953.8 million

CAMBRIDGE, Mass., Jan. 12, 2026 -- Sarepta Therapeutics, Inc. (NASDAQ:SRPT), the leader in precision genetic medicine for rare diseases, today reports preliminary* fourth quarter and full-year 2025 net product revenues and cash, cash equivalents, restricted cash and investments on hand as of December 31, 2025, as part of its presentation today at the 44thAnnual J.P. Morgan Healthcare Conference in San Francisco, California.

Financial Update* (preliminary and unaudited)

•
Total net product revenue of $369.6 million for the fourth quarter and $1.86 billion for full-year 2025. Sarepta’s net product revenue does not include collaboration, contract manufacturing or royalty revenue.
•
Fourth quarter and full-year 2025 net product revenue for ELEVIDYS totaled $110.4 million and $898.7 million, respectively.
•
Fourth quarter and full-year 2025 net product revenue for Sarepta’s PMOs totaled $259.2 million and $965.6 million, respectively.
•
As of Dec. 31, 2025, the Company had preliminary cash, cash equivalents, restricted cash and investments of approximately $953.8 million.

“Sarepta faced and overcame challenges in 2025, achieving meaningful pipeline progress and solid performance,” said Doug Ingram, chief executive officer, Sarepta. “In the face of obstacles, we achieved $1.86 billion in total net product revenue, and ELEVIDYS achieved $898.7 million. At $110.4 million, ELEVIDYS fourth quarter revenue was impacted by the severe year-end flu season and the need in December to reschedule 6 patient infusions into 2026. At $965.6 million in durable revenue, our PMO franchise continued to deliver for patients. And importantly, we generated another quarter of positive cash flow and ended the year with $953.8 million in cash, cash equivalents, restricted cash and investments, giving us the financial strength to fully invest in our approved therapies and advance our next-generation siRNA pipeline.

Ingram continued: “We have important initiatives in 2026 to continue the success of our approved therapies, particularly ELEVIDYS. We previously set a yearly sales floor for ELEVIDYS of $500.0 million. We reconfirm that floor and our intentions to exceed it. However, we will stop short of providing more detailed guidance until we begin to evaluate the results of our initiatives. We enter 2026 on a strong financial footing, with significant opportunities with our four approved therapies and our exciting siRNA pipeline.”

*These preliminary selected financial results are unaudited and subject to adjustment. Sarepta will report its final and complete fourth quarter and full-year 2025 financial results in late February 2026. The Company has not completed its financial closing procedures for the quarter or year-ended Dec. 31, 2025, and its actual results could be materially different from these preliminary financial results.

About ELEVIDYS (delandistrogene moxeparvovec-rokl)

ELEVIDYS (delandistrogene moxeparvovec-rokl) is a single-dose, adeno-associated virus (AAV)-based gene transfer therapy for intravenous infusion designed to address the underlying genetic cause of Duchenne muscular dystrophy – mutations or changes in the DMD gene that result in the lack of dystrophin protein – through the delivery of a transgene that codes for the targeted production of ELEVIDYS micro-dystrophin in skeletal muscle.

ELEVIDYS is indicated for the treatment of ambulatory patients 4 years of age and older with Duchenne muscular dystrophy (DMD) who have a confirmed mutation in the DMD gene.

Limitations of Use

ELEVIDYS is not recommended in patients with:

•
Preexisting liver impairment (defined as gamma-glutamyl transferase [GGT] > 2 x upper limit of normal or total bilirubin > the upper limit of normal not due to Gilbert’s syndrome) or active hepatic viral infection due to the high risk of acute serious liver injury and acute liver failure.
•
Recent vaccination (within 4 weeks of treatment) due to immunogenicity and potential safety concerns.
•
Active or recent (within 4 weeks) infections due to safety concerns.

IMPORTANT SAFETY INFORMATION

BOXED WARNING: Acute Serious Liver Injury and Acute Liver Failure

Acute serious liver injury, including life-threatening and fatal acute liver failure, has occurred. Patients with preexisting liver impairment may be at higher risk.

Prior to infusion, assess liver function by clinical examination and laboratory testing. Administer systemic corticosteroids before and after ELEVIDYS infusion. Continue to monitor liver function weekly for the first 3 months after infusion and continue until results are unremarkable.

Instruct patients to maintain proximity to an appropriate healthcare facility, as determined by the healthcare provider, for at least 2 months following ELEVIDYS infusion.

Obtain prompt consultation with a specialist (e.g., gastroenterologist or hepatologist) if acute serious liver injury or impending acute liver failure is suspected.

CONTRAINDICATION: ELEVIDYS is contraindicated in patients with any deletion in exon 8 and/or exon 9, including a deletion of any portion or the entirety of these exons, in the DMD gene.

WARNINGS AND PRECAUTIONS:

Acute Serious Liver Injury and Acute Liver Failure

See Boxed Warning.

•
Acute serious liver injury marked by elevations of liver enzymes (e.g., GGT, ALT) and total bilirubin and acute liver failure has occurred with ELEVIDYS. Onset of the liver injury typically begins within 8 weeks of ELEVIDYS administration. In non-ambulatory patients treated with ELEVIDYS, acute liver failure with fatal outcome has occurred in the clinical and post-marketing settings.
•
Life-threatening mesenteric vein thrombosis, complicated by bowel ischemia and necrosis, and portal hypertension have been reported following acute liver injury associated with ELEVIDYS in a non-ambulatory patient.
•
Patients with preexisting liver impairment, chronic hepatic condition, or acute liver disease (e.g., acute hepatic viral infection) may be at higher risk of acute serious liver injury or acute liver failure. Postpone ELEVIDYS administration in patients with acute liver disease until resolved or controlled.
•
Systemic corticosteroid treatment is recommended for patients before and after ELEVIDYS infusion. Adjust corticosteroid regimen when indicated.

Serious Infections

•
Increased susceptibility to serious infections may occur due to concomitant administration of corticosteroid regimen and additional immunosuppressants, and ELEVIDYS. Serious respiratory infections, including with fatal outcomes, have occurred in patients taking immunosuppressant corticosteroids required for ELEVIDYS administration.
•
Monitor patients for signs and symptoms of infection before and after ELEVIDYS administration and treat appropriately.
•
Administer immunizations according to best clinical practices and immunization guidelines prior to initiation of the corticosteroid regimen required before ELEVIDYS infusion.
•
Avoid administration of ELEVIDYS to patients with active infections.

Myocarditis

•
Acute, serious, life-threatening myocarditis and troponin-I elevations have been observed within 24 hours to more than 1 year following ELEVIDYS infusion.

•
If a patient experiences myocarditis, those with pre-existing left ventricle ejection fraction (LVEF) impairment may be at higher risk of adverse outcomes.
•
Monitor troponin-I before ELEVIDYS infusion and weekly for the first month following infusion and continue monitoring if clinically indicated, until results return to near baseline levels or stabilize.
•
More frequent monitoring may be warranted in the presence of cardiac symptoms, such as chest pain or shortness of breath.
•
Advise patients to contact a physician immediately if they experience cardiac symptoms.

Infusion-related Reactions

•
Infusion-related reactions, including hypersensitivity reactions and anaphylaxis, have occurred during or up to several hours following ELEVIDYS administration. Closely monitor patients during and for at least 3 hours after the end of infusion. If symptoms of infusion-related reactions occur, slow or stop the infusion and give appropriate treatment. Once symptoms resolve, the infusion may be restarted at a lower rate.
•
ELEVIDYS should be administered in a setting where treatment for infusion-related reactions is immediately available.
•
Discontinue infusion for anaphylaxis.

Immune-mediated Myositis

•
Immune-mediated myositis, including serious and life-threatening events, has occurred approximately 1 month following ELEVIDYS infusion. Signs and symptoms include severe muscle weakness, including dysphagia, dyspnea, dysphonia, and hypophonia.
•
Severe to life-threatening immune-mediated myositis has been reported in patients with deletions including portions of exons 1-17 and/or exons 59-71 of the DMDgene.
•
Regardless of genetic mutation, advise patients to contact a physician immediately if they experience any unexplained increased muscle pain, tenderness, or weakness, including dysphagia, dyspnea, dysphonia, or hypophonia, as these may be symptoms of myositis. Consider additional immunomodulatory treatment based on patient’s clinical presentation and medical history if these symptoms occur.

Preexisting Immunity against AAVrh74

•
In AAV-vector based gene therapies, preexisting anti-AAV antibodies may impede transgene expression at desired therapeutic levels. Following treatment with ELEVIDYS, all patients developed anti-AAVrh74 antibodies.
•
Perform baseline testing for the presence of anti-AAVrh74 total binding antibodies prior to ELEVIDYS administration.
•
ELEVIDYS administration is not recommended in patients with elevated anti-AAVrh74 total binding antibody titers ≥1:400.

ADVERSE REACTIONS

•
The most common adverse reactions (incidence ≥5%) reported in clinical studies were vomiting, nausea, liver injury, pyrexia, thrombocytopenia, and troponin-I increased.

Report negative side effects of prescription drugs to the FDA. Visit www.fda.gov/medwatch or call 1-800-FDA-1088. You may also report side effects to Sarepta Therapeutics at 1-888-SAREPTA (1-888-727-3782).

Please see the full Prescribing Information for ELEVIDYS, including Boxed Warning and Medication Guide.

About Sarepta Therapeutics

Sarepta is on an urgent mission: engineer precision genetic medicine for rare diseases that devastate lives and cut futures short. We hold a leadership position in Duchenne muscular dystrophy (Duchenne) and are building a robust portfolio of programs across muscle, central nervous system, and cardiac diseases. For more information, please visit www.sarepta.com or follow us on LinkedIn, X, Instagram and Facebook.

Forward-Looking Statements

This press release contains “forward-looking statements.” Any statements that are not statements of historical fact may be deemed to be forward-looking statements. Words such as “believe,” “anticipate,” “plan,” “expect,” “will,” “may,” “intend,” “prepare,” “look,” “potential,” “possible” and similar expressions are intended to identify forward-looking statements. These forward-looking statements include, without limitation, statements relating to our preliminary earnings, financial projections and future operations; our pipeline, technologies, priorities and strategies; ELEVIDYS and our PMO products; the potential benefits and differentiation of our siRNA programs; our ongoing and planned clinical trials; and expected plans and milestones, including our expected milestones in 2026 for various programs.

Actual results could materially differ from those stated or implied by these forward-looking statements as a result of such risks and uncertainties. Known risk factors include the following: our products or product candidates may be perceived as insufficiently effective, unsafe or may result in unforeseen adverse events; our products or product candidates may cause undesirable side effects that result in significant negative consequences following any marketing approval; we may not be able to comply with all FDA requests in a timely manner or at all; we may not be able to meet expectations with respect to sales of our products or maintain profitability; we may observe adverse reactions in our clinical trials or in patients who receive our approved products; our products may not be widely adopted by patients, payors or healthcare providers, which would adversely impact our business; the estimates and judgments the Company makes, or the assumptions on which it relies, in preparing its financial statements could prove inaccurate; we may not be able to advance all of our programs, and we may use our financial and human resources to pursue particular programs and fail to capitalize on programs that may be more profitable or for which there is a greater likelihood of success; success in clinical trials, especially if based on a small patient sample, does not ensure that later clinical trials will be successful, and the results of future research may not be consistent with past positive results or with advisory committee recommendations, or may fail to meet regulatory approval requirements for the safety and efficacy of product candidates; our existing and any future indebtedness could adversely affect our ability to operate our business; our revenues and operating results could fluctuate significantly, which may adversely affect our stock price and business; the possible impact of regulations and regulatory decisions by the FDA and other regulatory agencies on our business; and those risks identified under the heading “Risk Factors” in our most recent Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (SEC) as well as other SEC filings made by the Company, which you are encouraged to review.

Any of the foregoing risks could materially and adversely affect the Company’s business, results of operations and the trading price of Sarepta’s common stock. For a detailed description of risks and uncertainties Sarepta faces, you are encouraged to review the SEC filings made by Sarepta. We caution investors not to place considerable reliance on the forward-looking statements contained herein. Sarepta does not undertake any obligation to publicly update its forward-looking statements based on events or circumstances after the date hereof, except as required by law.

Internet Posting of Information

We routinely post information that may be important to investors in the 'For Investors' section of our website at www.sarepta.com. We encourage investors and potential investors to consult our website regularly for important information about us.

Investor Contacts:

Ian Estepan, 617-274-4052

iestepan@sarepta.com

Ryan Wong, 617-800-4112
rwong@sarepta.com

Media Contacts:

Tracy Sorrentino, 617-301-8566

tsorrentino@sarepta.com

Kara Hoeger, 617-710-3898
khoeger@sarepta.com

Source: Sarepta Therapeutics, Inc.